UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2010

Atlantic Broadband Finance, LLC

(Exact Name of Registrant As Specified In Charter)

Delaware	333-115504	20-0226936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batterymarch Park, Suite 405

Quincy, MA 02169

(Address of Principal Executive Offices, including Zip Code)

(617) 786-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2010. Atlantic Broadband Finance, LLC (the “Company”) entered into a $575.0 million term loan facility (the “Term Loan Facility”) and a $25.0 million revolving credit facility (the “Revolver Facility” and, together with the Term Loan Facility, collectively the “Senior Credit Facilities”) with a group of banks and institutional investors led by Credit Suisse Securities (USA) LLC and SunTrust Robinson Humphrey, Inc. The Senior Credit Facilities are governed by a single credit agreement dated November 29, 2010. The proceeds of the Term Loan Facility were used (a) to repay in full all indebtedness and other amounts due or outstanding under its existing senior credit facility, (b) to consummate a cash dividend payment of approximately $110,700,000 to the shareholders of Atlantic Broadband Holdings I, LLC and (c) to pay approximately $39,300,000 in aggregate amount to Atlantic Broadband Holdings I, LLC to facilitate the redemption of certain of its preferred stock. The new Term Loan Facility has a five-year maturity and the Revolver Facility has a four-year maturity, in each case subject to an earlier maturity in the event that the Company’s 9.375% senior subordinated notes due 2014 (the “2014 Notes”) remain outstanding on or prior to the date that is 120 days prior to the maturity of the 2014 Notes. The Term Loans have quarterly principal payments of 1.0% per annum with a LIBOR margin of 3.50% and a “LIBOR floor” of 1.5%.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1f hereto and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

EXHIBIT NUMBER	EXHIBIT

10.1f	Credit Agreement dated as of November 29, 2010 among Atlantic Broadband Finance, LLC, Atlantic Broadband Holdings I, LLC, the Subsidiary Guarantors party thereto, the several lenders from time to time party thereto, Credit Suisse AG, as Administrative Agent and the other Agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Broadband Finance, LLC
(Registrant)

/s/ Patrick Bratton
Date: November 30, 2010	Patrick Bratton
Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

10.1f	Credit Agreement dated as of November 29, 2010 among Atlantic Broadband Finance, LLC, Atlantic Broadband Holdings I, LLC, the Subsidiary Guarantors party thereto, the several lenders from time to time party thereto, Credit Suisse AG, as Administrative Agent and the other Agents party thereto.